UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2016
Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)
Texas	0-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 S. Beckham, Tyler, Texas	75701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:	(903) 531-7111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2016, the board of directors of Southside Bancshares, Inc. (the “Company”) approved a plan of succession in which Chief Executive Officer, Sam Dawson, will retire effective December 31, 2016 and President, Lee R. Gibson, will assume the additional position of Chief Executive Officer at that time.
Dawson will continue as a member of the Board of Directors of the Company (the “Board”) and the Company’s subsidiary, Southside Bank. Following his retirement, Mr. Dawson will receive director compensation consistent with other non-employee directors. Mr. Dawson did not previously receive any separate compensation for serving on the Board during his tenure as an executive of the Company.
“The time is right to move forward with a transition at the executive level,” stated Dawson, who has worked at Southside almost 42 years. “Lee and I have worked closely together for many years and there is no one more qualified to lead Southside. I am proud of what our dedicated team of bankers has accomplished and look forward to great successes in the future.”
Mr. Gibson, age 59, has served as President and as a director of the Company since December 14, 2015. Mr. Gibson served as Chief Financial Officer of the Company from 2000 to April 2016 and as Senior Executive Vice President from 2009 to December 2015, having originally joined Southside Bank in 1984. A native of Dallas, Texas, Mr. Gibson earned a bachelor’s degree in business administration with an emphasis in accounting from Southern Methodist University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

	By:	/s/ Julie N. Shamburger
Julie N. Shamburger, CPA
Executive Vice President & Chief Financial Officer
Date: June 14, 2016